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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event Reported): January 26, 2001


                                 HEARTPORT, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                        0-28266                     94-3222307
----------------------------      ----------------------      ------------------------
(State or Other Jurisdiction     (Commission File Number)         (I.R.S. Employer
     of Incorporation)                                          Identification Number)
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                                  700 Bay Road
                             Redwood City, CA 94063
                                 (650) 306-7900
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             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)




ITEM 5. OTHER EVENTS.

On January 26, 2001, Heartport, Inc., a Delaware corporation ("Heartport"),
Johnson & Johnson, a New Jersey corporation ("Johnson & Johnson"), and HP Merger
Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Johnson &
Johnson ("HP Merger Sub") entered into an Agreement and Plan of Merger (the
"Agreement"). Pursuant to the terms of the Agreement, HP Merger Sub will be merged with and into Heartport (the "Merger"), with Heartport surviving the Merger and becoming a wholly-owned subsidiary of Johnson & Johnson. As a result of the Merger, among other things, each outstanding share of Heartport common stock shall be exchanged for that number of shares of Johnson & Johnson common stock determined by dividing $2.72 by the average trading price of Johnson &
Johnson common stock for the 20 trading days ending with the second trading day immediately preceding the closing.


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The Merger is intended to be a tax-free reorganization pursuant to Section
368(a) of the Internal Revenue Code of 1986, as amended.

       In connection with the Agreement, Johnson & Johnson entered into a Stockholder Agreement dated as of January 26, 2001 (the "Stockholder Agreement") with certain stockholders of Heartport (the "Heartport Stockholders"). The
Stockholder Agreement relates to approximately 7,980,982 shares of Heartport common stock. Pursuant to the Stockholder Agreement, the Heartport Stockholders have agreed to vote all of the shares of Heartport common stock that they own as of January 26, 2001 and that they hold at the time of the meeting of Heartport stockholders held to vote on the Merger (the "Heartport Special Meeting"), in favor of the Merger and for approval and adoption of the Agreement and against any competing transaction.

       The Board of Directors of Heartport has unanimously approved the Merger.
The consummation of the transactions contemplated by the Agreement is subject to certain conditions, including (i) approval of the Merger by the holders of a majority of the outstanding shares of Heartport common stock at the Heartport
Special Meeting; and (ii) certain other customary conditions in a transaction of this nature, including receipt of all necessary regulatory approvals. A proxy statement/prospectus relating to the Merger and the shares to be issued in connection therewith will be filed with the SEC and distributed to the stockholders of Heartport prior to the Heartport Special Meeting. After the Merger, the Heartport common stock will be delisted from trading on the Nasdaq
SmallCap Market, and registration of the Heartport common stock will be terminated pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934.

       A copy of the Agreement, dated January 26, 2001, and the joint press release of Heartport and Johnson & Johnson, dated January 26, 2001, issued in connection with execution of the Agreement are filed as exhibits hereto and are incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


Exhibit No.                  Description.
-----------                  ------------
2.1                          Agreement and Plan of Merger dated January 26 2001, by and among Heartport, Inc., Johnson & Johnson, and HP Merger Sub,
                             Inc.

2.2 Stockholder Agreement dated January 26, 200, by and among Johnson & Johnson and the Heartport stockholders listed therein.

99.1                         Joint Press Release of Heartport, Inc. and Johnson & Johnson,
                             dated January 26, 2001.
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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





DATE:  February 2, 2001            By: /s/ Casey Tansey
                                      ------------------------------------------
                                      Casey Tansey
                                      President and Chief Executive Officer


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                                INDEX TO EXHIBITS

  Exhibit Number                          Description
  --------------                          -----------
       2.1          Agreement and Plan of Merger dated January 26 2001, by and among Heartport, Inc., Johnson & Johnson, HP Merger Sub,
                    Inc.

       2.2          Stockholder Agreement dated January 26, 200, by and among
                    Johnson & Johnson and the Heartport stockholders listed therein.

       99.1 Joint Press Release of Heartport, Inc. and Johnson & Johnson, dated January 26, 2001.
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